                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             BERMUDA                                     NOT APPLICABLE
(STATE OF INCORPORATION OR ORGANIZATION)                (I.R.S. EMPLOYER
                                                       IDENTIFICATION NO.)



18 D'ARBLAY STREET, LONDON W1V 3FP ENGLAND                NOT APPLICABLE
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /


If the form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A(c)(2) please check the following box. /X/

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of Each Class                              Name of Each Exchange on Which
        to be so Registered                              Each Class is to be Registered
        -------------------                              ------------------------------
                  None

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                            __% SENIOR NOTES DUE 2004
                                (Title of class)

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities of Central European Media Enterprises Ltd. (the "Registrant") to be registered hereunder are ___% Senior Notes due 2004 (collectively, the "Notes").

     Reference is made to the description of the Notes to be registered hereby contained on pages 63 through 93 of the Prospectus contained in the Registrant's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on April 2, 1997 (File No. 333-24365), as amended by Amendment No. 1 to the Registration Statement on Form S-3 filed on April 18, 1997, Amendment No. 2 to the Registration Statement on Form S-3 filed on July 31, 1997, and Amendment No. 3 to the Form S-3 filed on August 14, 1997, and such description is incorporated herein by reference.

Item 2.           EXHIBITS.
Exhibit 4.1.      Specimen Notes (incorporated by reference to the Registration Statement).

Exhibit 4.2.      Forms of Indentures between the Registrant and Bankers
                  Trust Company, as Trustee (incorporated by reference to the Registration Statement).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.


                                By: /s/ John A. Schwallie
                                   -----------------------------------------
                                   John A. Schwallie
                                   Vice President-Finance and Chief
                                      Financial Officer

Dated: August 14, 1997